Exhibit 99.1

Editorial Contact:                                   Investor Relations Contact:
Gwen Carlson                                         Bruce Thomas
Conexant Systems, Inc.                               Conexant Systems, Inc.
(949) 483-7363                                       (949) 483-2698


             CONEXANT GROWS SECOND FISCAL QUARTER REVENUES 7 PERCENT
                                 YEAR-OVER-YEAR

      Company Invests $56 Million to Retire $100 Million of Long-term Debt

          NEWPORT BEACH, Calif., Apr. 17, 2003 - Conexant Systems, Inc. (Nasdaq:
CNXT) today announced revenues of $158.4 million for the second quarter of fiscal 2003, which ended March 28, 2003, an increase of 7 percent over fiscal 2002 second quarter revenues of $148.7 million. The company also said that it has reduced the outstanding balance on its convertible debt due in 2007 by $100 million.

          "Conexant's second fiscal quarter revenues of $158.4 million increased 7 percent from last year's second quarter and were in line with the expectations we set at the beginning of the quarter," said Dwight W. Decker, Conexant chairman and chief executive officer. "The $215 million early debt repayment from Skyworks Solutions, Inc. during our first fiscal quarter provided us with sufficient resources to retire a significant portion of our long-term convertible debt four years before its maturity. Since the beginning of this past quarter, we have invested $56 million to retire $100 million of this debt at very attractive rates, and improved the quality of our balance sheet.

          "Our Broadband Communications business delivered second fiscal quarter revenues of $140 million in a seasonally weak period, an increase of 8 percent on a year-over-year basis," Decker continued. "Broadband performance was driven by new product ramps and continuing market share gains in our growth initiatives, which include our ADSL modem solutions and our leadership home network processor and satellite set-top box families of products.

          "Our Mindspeed Technologies segment delivered revenues of $18.3 million, which were in line with our expectations. Mindspeed continued to benefit from its focus on metropolitan area and access networks during the quarter, and its diversification into markets such as storage area networking that are outside traditional telecommunications applications.

                                    --more--

          Mindspeed also lowered operating expenses by $4 million sequentially, a 9 percent improvement that reflects the continuing benefit of previously announced cost-reduction initiatives.

          "In terms of operating results, our overall performance improved 8 percent sequentially on a pro forma basis, better than we expected at the beginning of the quarter and primarily due to the cost savings generated by Mindspeed's restructuring program."

          The Conexant pro forma operating loss for the second fiscal quarter was $26.3 million, an improvement of 61 percent, or $40.5 million, over the pro forma operating loss in the same period a year ago. These pro forma results are a supplement to financial statements based on generally accepted accounting principles (GAAP). Conexant uses pro forma information to evaluate its segment operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data.

          Presented on a GAAP basis, the Conexant operating loss for the second quarter of fiscal 2003 was $57.3 million, compared to operating losses of $174.6 million in the second quarter of fiscal 2002, and $55.1 million in the first quarter of fiscal 2003. The GAAP net loss for the second quarter of fiscal 2003 was $68.0 million, compared to a net loss of $200.7 million in the second quarter of fiscal 2002.

Third Quarter Fiscal 2003 Outlook

          "We expect Broadband Communications business revenues to be up 3 to 7 percent sequentially as a result of continued traction in our key growth initiatives, which include ADSL modems, satellite set-top box solutions and home network processors," Decker said. "We believe that we will hold both operating expenses and percent gross margin steady, and as a result, that our Broadband Communications business will improve its pro forma operating profitability.

          "While visibility in Mindspeed's end markets continues to be limited, customer order backlog has been improving steadily for the past few months and is better now than at the same point one quarter ago, and we accordingly anticipate that Mindspeed's revenues will be up 5 to 10 percent sequentially. As a result of this revenue growth and the continuing benefits

                                    --more--
of our cost-reduction actions, we expect a further sequential improvement in the level of Mindspeed's pro forma operating loss of approximately 10 percent.

          "In the aggregate, we anticipate that Conexant's third fiscal quarter revenues will be up 3 to 7 percent sequentially. We expect to maintain overall gross margin in the 47 percent range and, with the reduction in Mindspeed operating expenses, expect to deliver a further sequential improvement in pro forma operating loss of approximately 20 percent," Decker concluded.

Note to Editors, Analysts and Investors

          The Conexant second fiscal quarter 2003 conference call will take place on Thursday, April 17, at 2:00 p.m. PDT/5:00 p.m. EDT. To listen to the conference call via telephone, please call (800) 680-9685 (domestic) or 334-323-9854 (international); security code: Conexant. To listen via the Internet, please visit the investor relations section of Conexant's Web site at www.conexant.com/ir. Playback of the conference call will begin at 5:00 p.m. PDT on Thursday, April 17, and end at 5:00 p.m. PDT on Monday, April 21. The replay will be available on Conexant's Web site at www.conexant.com/ir or by calling
(800) 858-5309 (domestic) or (334) 323-7226 (international); access code: 40313, pass code: 16809.

About Conexant

          Conexant Systems, Inc., a worldwide leader in semiconductor system solutions for communications applications, leverages its expertise in mixed-signal processing to deliver integrated systems and semiconductor products through two separate businesses.

          The Broadband Communications business develops and delivers integrated semiconductor solutions that enable digital entertainment and information networks for the home and small office. Its product portfolio includes the building blocks required for bridging cable, satellite and terrestrial data and digital video networks.

          Mindspeed Technologies(TM), the company's Internet infrastructure business, designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks. Conexant is headquartered in Newport Beach, Calif. To learn more, visit us at www.conexant.com or www.mindspeed.com.

Safe Harbor Statement

          This press release contains statements relating to future results of Conexant (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the successful implementation of the company's expense reduction and restructuring initiatives; the successful separation of the company's Broadband Communications and Mindspeed Technologies(TM) businesses; the ability to attract and retain qualified personnel; and the uncertainties of litigation, as well as other risks and uncertainties, including those detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

Conexant and Mindspeed are trademarks of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

                                    --more--

                                              CONEXANT SYSTEMS, INC.
                             Pro Forma Consolidated Condensed Statements of Operations
                                (unaudited, in thousands, except per share amounts)

                                                          Three months ended                   Six months ended
                                            ----------------------------------------------         March 31,
                                             March 31,   Dec. 31,    Sept. 30,   March 31,  ----------------------
                                               2003        2002        2002        2002        2003        2002
                                            ----------  ----------  ----------  ----------  ----------  ----------

Net revenues............................... $ 158,434   $ 164,456   $ 157,944   $ 148,746   $ 322,890   $ 289,861
Cost of goods sold.........................    83,766      87,599      82,572      90,219     171,365     183,493
                                            ---------   ---------   ---------   ---------   ---------   ---------
Gross margin...............................    74,668      76,857      75,372      58,527     151,525     106,368

Operating expenses:
  Research and development.................    65,267      70,920      78,695      82,827     136,187     160,725
  Selling, general and administrative......    35,703      34,519      36,932      42,460      70,222      86,986
                                            ---------   ---------   ---------   ---------   ---------   ---------
          Total operating expenses.........   100,970     105,439     115,627     125,287     206,409     247,711
                                            ---------   ---------   ---------   ---------   ---------   ---------

Pro forma operating loss ..................   (26,302)    (28,582)    (40,255)    (66,760)    (54,884)   (141,343)

Other expense, net.........................    (2,554)     (1,964)     (1,657)     (6,309)     (4,518)    (11,591)
                                            ---------   ---------   ---------  ----------  ----------  ----------

Pro forma loss before income taxes.........   (28,856)    (30,546)    (41,912)    (73,069)    (59,402)   (152,934)

Provision (benefit) for income taxes.......       521         436         870         403         957      (2,146)
                                            ---------   ---------   ---------   ---------   ---------   ---------

Pro forma loss from
   continuing operations................... $ (29,377)  $ (30,982)  $ (42,782)  $ (73,472)  $ (60,359)  $(150,788)
                                            =========   =========   =========   =========   =========   =========

Pro forma loss per share from
 continuing operations, basic and diluted.. $   (0.11)  $   (0.12)  $   (0.16)  $   (0.29)  $   (0.23)  $   (0.59)
                                            =========   =========   =========   =========   =========   =========

Number of shares used in per share
  computation..............................   266,543     265,714     265,085     256,135     266,129     255,249
                                            =========   =========   =========   =========   =========   =========

Continuing operations exclude the results of the company's discontinued wireless communications business and Mexicali assembly and test operations which the company spun off in June 2002.

Pro forma operating loss, pro forma loss from continuing operations, and pro forma loss per share from continuing operations exclude the amortization of intangible assets, special charges, stock compensation and certain non-operating gains and losses, and are consistent with the Company's determination of segment operating profit (loss). The company believes these measures of earnings provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of earnings are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

A reconciliation of pro forma loss from continuing operations presented above with the company's loss from continuing operations as determined under generally accepted accounting principles is presented in the following table.


                                              CONEXANT SYSTEMS, INC.
                                       Reconciliation of Pro Forma Loss From
                                     Continuing Operations to Reported Results
                                (unaudited, in thousands, except per share amounts)

                                                          Three months ended                   Six months ended
                                            ----------------------------------------------         March 31,
                                             March 31,   Dec. 31,    Sept. 30,   March 31,  ----------------------
                                               2003        2002        2002        2002        2003        2002
                                            ----------  ----------  ----------  ----------  ----------  ----------
Pro forma loss from
  continuing operations.................... $ (29,377)  $ (30,982)  $ (42,782)  $ (73,472)  $ (60,359)  $(150,788)

Amortization of intangible assets
  and special items:
   Amortization of intangible assets.......    13,121      14,999      75,845      85,940      28,120     171,462
   Special charges (a) ....................    17,958      10,605      43,599      21,319      28,563      22,319
   Stock compensation......................       (87)        935        (540)        590         848       2,631
   Gain on extinguishment of debt..........   (34,645)         --          --          --     (34,645)         --
   Equity in losses (earnings) of
      equity method investees..............     2,113      (1,303)        958       1,113         810       1,862
   Unrealized (gain) loss on notes
      receivable from Skyworks.............     5,785      (4,029)         --          --       1,756          --
   Gains on sales of certain
      investments and assets...............        --          --          --      (2,613)         --      (5,150)
   Write-down of investments...............    34,402          --      13,532       2,000      34,402       7,675
                                            ---------   ---------   ---------   ---------   ---------   ---------

Loss from continuing operations............ $ (68,024)  $ (52,189)  $(176,176)  $(181,821)  $(120,213)  $(351,587)
                                            =========   =========   =========   =========   =========   =========

Loss per share, basic and diluted:
  Pro forma loss from
    continuing operations.................. $   (0.11)  $   (0.12)  $   (0.16)  $   (0.29)  $   (0.23)  $   (0.59)
  Amortization of intangible assets
    and special items......................     (0.15)      (0.08)      (0.50)      (0.42)      (0.22)      (0.79)
                                            ----------  ----------   ---------  ---------   ---------   ---------

  Loss from continuing operations.......... $   (0.26)  $   (0.20)  $   (0.66)  $   (0.71)  $   (0.45)  $   (1.38)
                                            =========   =========   =========   =========   =========   =========

(a) Special charges consist of asset impairments, restructuring charges, separation costs, gains and losses on the disposal of certain assets and certain costs associated with the sale of the company's NetPlane Systems business.


                                              CONEXANT SYSTEMS, INC.
                                  Consolidated Condensed Statements of Operations
                                (unaudited, in thousands, except per share amounts)

                                                          Three months ended                   Six months ended
                                            ----------------------------------------------         March 31,
                                             March 31,   Dec. 31,    Sept. 30,   March 31,  ----------------------
                                               2003        2002        2002        2002        2003        2002
                                            ----------  ----------  ----------  ----------  ----------  ----------
Net revenues............................... $ 158,434   $ 164,456   $ 157,944   $ 148,746   $ 322,890   $ 289,861
Cost of goods sold.........................    83,766      87,599      82,572      90,219     171,365     183,493
                                            ---------   ---------   ---------   ---------   ---------   ---------
Gross margin...............................    74,668      76,857      75,372      58,527     151,525     106,368

Operating expenses:
  Research and development.................    64,931      71,467      78,460      83,269     136,398     162,682
  Selling, general and administrative......    37,103      34,907      36,627      42,608      72,010      87,660
  Amortization of intangible assets........    13,121      14,999      75,845      85,940      28,120     171,462
  Special charges (b)......................    16,807      10,605      43,599      21,319      27,412      22,319
                                            ---------   ---------   ---------   ---------   ---------   ---------
          Total operating expenses.........   131,962     131,978     234,531     233,136     263,940     444,123
                                            ---------   ---------   ---------   ---------   ---------   ----------

Operating loss.............................   (57,294)    (55,121)   (159,159)   (174,609)   (112,415)   (337,755)

Gain on extinguishment of debt.............    34,645          --          --          --      34,645          --
Other income (expense), net................   (44,854)      3,368     (16,147)     (6,809)    (41,486)    (15,978)
                                            ---------   ---------   ---------   ---------   ---------   ---------

Loss before income taxes...................   (67,503)    (51,753)   (175,306)   (181,418)   (119,256)   (353,733)

Provision (benefit) for income taxes.......       521         436         870         403         957      (2,146)
                                            ---------   ---------   ---------   ---------   ---------   ---------

Loss from continuing operations............   (68,024)    (52,189)   (176,176)   (181,821)   (120,213)   (351,587)

Discontinued operations....................        --          --          --     (18,881)         --     (53,605)
                                            ---------   ---------   ---------   ---------   ---------   ---------

Loss before cumulative effect of
  accounting change........................   (68,024)    (52,189)   (176,176)   (200,702)   (120,213)   (405,192)

Cumulative effect of change in
  accounting for goodwill (c)..............        --    (573,184)         --          --    (573,184)         --
                                            ---------   ---------   ---------   ---------   ---------   ---------
Net loss................................... $ (68,024)  $(625,373)  $(176,176)  $(200,702)  $(693,397)  $(405,192)
                                            =========   =========   =========   =========   =========   =========

Loss per share, basic and diluted:
    Continuing operations.................. $   (0.26)  $   (0.20)  $   (0.66) $    (0.71)  $   (0.45)  $   (1.38)
    Discontinued operations................        --          --          --       (0.07)         --       (0.21)
    Cumulative effect of change in
      accounting for goodwill..............        --       (2.15)         --          --       (2.16)         --
                                            ---------   ---------   ---------   ---------   ---------   ---------
    Net loss............................... $   (0.26)  $   (2.35)  $   (0.66)  $   (0.78)  $   (2.61)  $   (1.59)
                                            =========   =========   =========   =========   =========   =========

Number of shares used in per share
  computation..............................   266,543     265,714     265,085     256,135     266,129     255,249
                                            =========   =========   ==========  =========   =========   =========

(b) Special charges consist of asset impairments, restructuring charges, separation costs and gains and losses on the disposal of certain assets.
(c) The company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142) as of the beginning of fiscal 2003. During the second quarter, the Company completed the required transition impairment test of its goodwill and determined that the carrying value of goodwill in the Mindspeed Technologies segment exceeded its estimated fair value by $573.2 million. As required by SFAS 142, the Company's net loss and net loss per share for the quarter ended December 31, 2002 have been restated to reflect the resulting $573.2 million write-down of goodwill as the effect of a change in accounting principle.

                                       CONEXANT SYSTEMS, INC.
                                Consolidated Condensed Balance Sheets
                                     (unaudited, in thousands)

                                                                     March 31,       September 30,
                                                                       2003              2002
                                                                  --------------    --------------
                                               ASSETS
Current assets:
  Cash, cash equivalents and short-term investments (d)......     $      313,585    $      267,823
  Receivables, net...........................................             73,402            73,552
  Notes receivable from Skyworks.............................                 --           180,000
  Inventories................................................             58,090            57,330
  Deferred income taxes......................................             32,266            32,233
  Other current assets.......................................             47,661            52,695
                                                                  --------------    --------------
          Total current assets...............................            525,004           663,633

Property, plant and equipment, net...........................             75,181            93,994
Goodwill.....................................................             47,059           615,326
Intangible assets, net.......................................            105,875           157,876
Deferred income taxes........................................            224,555           224,168
Other assets.................................................            122,254           156,038
                                                                  --------------    --------------
          Total assets.......................................     $    1,099,928    $    1,911,035
                                                                  ==============    ==============


                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................................     $       75,555    $      101,342
  Deferred revenue...........................................              6,792            10,420
  Accrued compensation and benefits..........................             38,130            38,929
  Other current liabilities..................................             62,842            71,738
                                                                  --------------    --------------
          Total current liabilities..........................            183,319           222,429

Convertible subordinated notes...............................            601,658           681,825
Other liabilities............................................             53,544            58,954
                                                                  --------------    --------------
          Total liabilities..................................            838,521           963,208

Shareholders' equity.........................................            261,407           947,827
                                                                  --------------    --------------
          Total liabilities and shareholders' equity.........     $    1,099,928    $    1,911,035
                                                                  ==============    ==============

(d) Cash, cash equivalents and short-term investments as of March 31, 2003 includes the $43.7 million fair value of the 15% convertible notes receivable from Skyworks.

                                        CONEXANT SYSTEMS, INC.
                                 Selected Segment and Corporate Data
                                      (unaudited, in thousands)

                                                                Three months ended
                                            ----------------------------------------------------------
                                             March 31,   Dec. 31,    Sept. 30,   June 30,    March 31,
                                               2003        2002        2002        2002        2002
                                            ----------  ----------  ----------  ----------  ----------
Broadband Communications Segment:
  Revenues................................  $ 140,123   $ 144,201   $ 133,062   $ 131,999   $ 129,728
  Cost of goods sold......................     78,107      81,462      74,893      74,191      82,473
                                            ---------   ---------   ---------   ---------   ---------
       Gross margin.......................     62,016      62,739      58,169      57,808      47,255
       Gross margin %.....................        44%         44%         44%         44%         36%

  Research and development................     38,810      39,769      41,441      41,528      37,825
  Selling, general and administrative.....     22,850      22,434      22,846      25,440      25,586
                                            ---------   ---------   ---------   ---------   ---------
       Segment operating expenses.........     61,660      62,203      64,287      66,968      63,411
                                            ---------   ---------   ---------   ---------   ---------
       Segment operating income (loss)....  $     356   $     536   $  (6,118)  $  (9,160)  $ (16,156)
                                            =========   =========   =========   =========   =========

Mindspeed Technologies Segment:
  Revenues................................  $  18,311   $  20,255   $  24,882   $  21,958   $  19,018
  Cost of goods sold......................      5,659       6,137       7,679       7,075       7,746
                                            ---------   ---------   ---------   ---------   ---------
       Gross margin.......................     12,652      14,118      17,203      14,883      11,272
       Gross margin %.....................        69%         70%         69%         68%         59%

  Research and development................     26,457      31,151      37,254      42,152      45,002
  Selling, general and administrative.....     12,853      12,085      14,086      16,797      16,874
                                            ---------   ---------   ---------   ---------   ---------
       Segment operating expenses.........     39,310      43,236      51,340      58,949      61,876
                                            ---------   ---------   ---------   ---------   ---------
       Segment operating loss.............  $ (26,658)  $ (29,118)  $ (34,137)  $ (44,066)  $ (50,604)
                                             ========   =========   =========   =========   =========

Reconciliation of Segment Operating
Loss to GAAP Operating Loss:
Total segment operating loss..............  $ (26,302)  $ (28,582)  $ (40,255)  $ (53,226)  $ (66,760)
Amortization of intangible assets.........     13,121      14,999      75,845      84,570      85,940
Special charges (e).......................     17,958      10,605      43,599     133,447      21,319
Stock compensation........................        (87)        935        (540)     (2,285)        590
                                            ---------   ---------   ---------   ---------   ---------
       Operating loss.....................  $ (57,294)  $ (55,121)  $(159,159)  $(268,958)  $(174,609)
                                            =========   =========   =========   =========   =========


Selected Data--Conexant
Continuing Operations (f):
Depreciation (g) .........................  $   8,244   $   9,680   $  10,757   $  11,885   $  14,234
Capital expenditures......................      5,935       4,795       1,205       9,503       4,004

Revenues by Region:
  Americas................................  $  24,964   $  31,538   $  35,322   $  36,722   $  32,169
  Europe..................................     14,057      14,731      14,015      13,907      27,286
  Japan...................................     19,272      11,075      12,189       9,625      12,114
  Asia-Pacific............................    100,141     107,112      96,418      93,703      77,177
                                            ---------   ---------   ---------   ---------   ---------
                                            $ 158,434   $ 164,456   $ 157,944   $ 153,957   $ 148,746
                                            =========   =========   =========   =========   =========

(e) Special charges consist of asset impairments, restructuring charges, separation costs, gains and losses on the disposal of certain assets and certain costs associated with the sale of the company's NetPlane Systems business.
(f) Continuing operations exclude the discontinued wireless communications business and Mexicali assembly and test operations.
(g)  Does not include amortization of goodwill and intangible assets.

                             CONEXANT SYSTEMS, INC.
                       Selected Segment and Corporate Data
                            (unaudited, in thousands)

                                                          Six months ended
                                                              March 31,
                                                     --------------------------
                                                         2003          2002
                                                     ------------  ------------
Broadband Communications Segment:
  Revenues.........................................  $   284,324   $   256,665
  Cost of goods sold...............................      159,569       168,837
                                                     -----------   -----------
       Gross margin................................      124,755        87,828
       Gross margin %..............................          44%           34%

  Research and development.........................       78,579        73,976
  Selling, general and administrative..............       45,284        48,963
                                                     -----------   -----------
       Segment operating expenses..................      123,863       122,939
                                                     -----------   -----------
       Segment operating income (loss).............  $       892   $   (35,111)
                                                     ===========   ===========

Mindspeed Technologies Segment:
  Revenues.........................................  $    38,566   $    33,196
  Cost of goods sold...............................       11,796        14,656
                                                     -----------   -----------
       Gross margin................................       26,770        18,540
       Gross margin %..............................          69%           56%

  Research and development.........................       57,608        86,749
  Selling, general and administrative..............       24,938        38,023
                                                     -----------   -----------
       Segment operating expenses..................       82,546       124,772
                                                     -----------   -----------
       Segment operating loss......................  $   (55,776)  $  (106,232)
                                                     ===========   ===========

Reconciliation of Segment Operating Loss to
GAAP Operating Loss:
Total segment operating loss.......................  $   (54,884)  $  (141,343)
Amortization of intangible assets..................       28,120       171,462
Special charges (h)................................       28,563        22,319
Stock compensation.................................          848         2,631
                                                     -----------   -----------
       Operating loss..............................  $  (112,415)  $  (337,755)
                                                     ===========   ===========


Selected Data--Conexant Continuing Operations (i):
Depreciation (j) ..................................  $    17,924   $    28,404
Capital expenditures...............................       10,730        10,522

Revenues by Region:
  Americas.........................................  $    56,502   $    57,545
  Europe...........................................       28,788        43,663
  Japan............................................       30,347        25,381
  Asia-Pacific.....................................      207,253       163,272
                                                     -----------   -----------
                                                     $   322,890   $   289,861
                                                     ===========   ===========


(h) Special charges consist of asset impairments, restructuring charges, separation costs, gains and losses on the disposal of certain assets and certain costs associated with the sale of the company's NetPlane Systems business.
(i) Continuing operations exclude the discontinued wireless communications business and Mexicali assembly and test operations.
(j)  Does not include amortization of goodwill and intangible assets.